TRACTOR SUPPLY COMPANY INITIATES QUARTERLY CASH DIVIDEND
PROGRAM FOR FIRST TIME IN COMPANY HISTORY

Brentwood, Tennessee, March 1, 2010 – Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced that its board of directors has declared an initial quarterly cash dividend of $0.14 per share of the Company’s common stock. The commencement of the Company’s first ongoing dividend program is reflective of the Company’s growth and commitment to delivering shareholder value.

Jim Wright, Chairman and Chief Executive Officer, stated, “The board’s decision to initiate a quarterly cash dividend is a testament to our confidence in the Company’s financial strength and our ability to generate solid cash flow from operations. Through our strategic plans and passion for delivering compelling products and excellent service to meet our customers’ rural lifestyle needs, we have built momentum and have positioned our business very well for the future. This quarterly cash dividend, in addition to our share repurchase program, demonstrates our ongoing commitment to returning value to shareholders, while continuing to grow our store base and managing our balance sheet prudently.”

The declared $0.14 per share cash dividend will be paid on March 29, 2010 to stockholders of record as of the close of business on March 15, 2010.

Tractor Supply Company expects quarterly dividends to be paid in March, June, September, and December. The Company anticipates a total annual dividend of $0.56 per share of common stock, or approximately $20 million in 2010 based on the current number of outstanding shares. The details of any future cash dividend declaration, including the amount of such dividend and the establishment of record and payment dates, will be determined by the board of directors, in its sole discretion, each quarter after its review of the Company’s financial performance and other factors.

About Tractor Supply Company
At December 26, 2009, Tractor Supply Company operated 930 stores in 44 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware and seasonal products, including lawn and garden power equipment; (3) truck, towing and tool products; (4) work/recreational clothing and footwear for the entire family; (5) maintenance products for agricultural and rural use; and (6) home décor, candy, snack food and toys.

Forward Looking Statements

As with any business, all phases of the Company’s operations are subject to influences outside its control. This press release contains certain forward-looking statements, including statements regarding expectations with respect to the timing and amount of future dividends and the Company’s ability to fund the dividend. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the Company’s financial results, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. The Board’s expectation that dividends will be paid on a quarterly basis assumes that the Company’s financial condition will permit payment under Delaware law, that the Company will generate sufficient cash flow to warrant the payment of a dividend and that the declaration and payment of cash dividends can be made in accordance with all applicable laws and agreements of the Company. Other factors include general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the mix of goods sold, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the availability of favorable credit sources, capital market conditions in general, failure to open new stores in the manner currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, potential legal proceedings, management of our information systems, effective tax rate changes and results of examination by taxing authorities, and the ability to maintain an effective system of internal control over financial reporting. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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